ENDORSEMENT TO YOUR CREF GROUP
RETIREMENT UNIT-ANNUITY CERTIFICATE
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                        COLLEGE RETIREMENT EQUITIES FUND
                                     (CREF)
                 730 Third Avenue, New York, New York 10017-3206

          ENDORSEMENT TO CREF GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE




This endorsement is part of your agreement with CREF. The purpose of an endorsement is to make changes to the provisions of your certificate. Please read this endorsement in conjunction with your certificate.


The following is added to the ACCOUNTS provision:

         CREF maintains, in addition to its other investment Accounts, the Global Equities Account. This Account maintains separate Accumulation Unit and Annuity Unit values. Your right to allocate premiums or Transfer funds to this Account may be limited under the terms of your Employer's Retirement Plan.

                  The  CREF  GLOBAL   EQUITIES   ACCOUNT   maintains  a  broadly
                  diversified   investment  portfolio  consisting  primarily  of
                  foreign and domestic common stocks.


         DELETION OF A CREF ACCOUNT OR A UNIT-ANNUITY. CREF may delete the CREF Bond Market Account, the CREF Social Choice Account, the CREF Global Equities Account, and any future Account. Also, CREF may stop providing Unit-Annuities in the CREF Social Choice Account, the CREF Global Equities Account or in any future Account.

                  ACCUMULATION. If you have Accumulation Units in a CREF Account that is deleted, you must transfer them to another CREF Account. If you do not make a choice, CREF will transfer your Accumulation in such Account to the CREF Money Market Account.

                  UNIT-ANNUITY. If a CREF Account is deleted or if a CREF Account stops providing Unit-Annuities, any Annuity Units in such Account must be converted to a Unit-Annuity in any other CREF Account that maintains Annuity Units. If no choice is made, any Unit-Annuity in the Account will be converted to a Unit-Annuity in the CREF Money Market Account. All elections and choices made in connection with an Income Option or a Method of Payment of the Death Benefit and in effect as of the date of conversion will remain in effect. The number of Annuity Units in the Account to which the Unit-Annuity is converted will be determined in accordance with the Rules of the Fund.


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ENDORSEMENT TO YOUR CREF GROUP
RETIREMENT UNIT-ANNUITY CERTIFICATE
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The ANNUITY STARTING DATE provision is modified by the following:

         You may not start annuity benefits any earlier than the earliest date allowed under your Employer's Retirement Plan, nor any later than the April first following the calendar year in which you reach age 70 1/2. You may change your Annuity Starting Date at any time, as long as the new date satisfies the preceding conditions and conforms to the terms of your certificate.


The following is added to the ANNUITY UNITS provision:

         The CREF Stock, CREF Money Market, CREF Social Choice, and CREF Global Equities Accounts each maintain separate Annuity Units. All CREF Annuity Income Options and Methods of Payment of the Death Benefit are available from these Accounts. Your right to choose an Income Option from the CREF Social Choice or CREF Global Equities Accounts or any future Account may be limited under the terms of your Employer's Retirement Plan.


A new option is added to the INCOME OPTIONS provision:

         MINIMUM DISTRIBUTION ANNUITY. This Income Option is designed to enable you to meet the minimum distribution requirements under federal tax law. A payment will be made to you each year until your Accumulation is entirely paid out, or until your prior death. If required to meet the minimum distribution requirements, an initial payment will be made on the Annuity Starting Date, generally on or before the April 1 following the calendar year in which you reach age 70 1/2. This option may not provide a lifetime income in all situations.
                  If you die before the Accumulation has been entirely paid out, a death benefit equal to the remaining Accumulation will be paid to the Beneficiary you name when electing this option.
                  This option is only available when you must begin receiving income in order to avoid penalties under federal tax law.


The UNIT-ANNUITY FOR A FIXED PERIOD portion of the INCOME OPTIONS provision is replaced with the following:

         UNIT-ANNUITY FOR A FIXED PERIOD. A payment will be made to you each month for a fixed period of not less than two nor more than thirty years, as chosen. At the end of the period chosen, no further payments will be made. If you die before the end of the period chosen, the monthly payments will continue to the end of that period, as explained in your certificate. A Unit-Annuity for a Fixed Period is subject to the terms set forth in your certificate for the other types of Unit-Annuities. Your Employer's Retirement Plan may limit your right to receive a Unit-Annuity for a Fixed Period.


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ENDORSEMENT TO YOUR CREF GROUP
RETIREMENT UNIT-ANNUITY CERTIFICATE
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The term TERMINATION OF EMPLOYMENT is replaced with the following:

         TERMINATION OF EMPLOYMENT IS a bona fide cessation of an employment relationship with your Employer. Dissolution or modification of the Retirement Plan; changes in the name or affiliation of your Employer; leaves of absence, with or without pay; vacations; or other events not in fact a termination of employment will not be considered a Termination of Employment.


A new method is added to the METHODS OF PAYMENT of the DEATH BENEFIT provision:

         MINIMUM DISTRIBUTION ANNUITY. This Method of Payment is designed to enable your Beneficiary to meet the minimum distribution requirements under federal tax law. A payment will be made for each year that a distribution is required until your Accumulation is entirely paid out, or until the prior death of your Beneficiary. This method may not provide a lifetime income in all situations.
                  If your Beneficiary dies before your Accumulation has been entirely paid out, the remaining accumulation will be paid in one sum to the payee named to receive it.


The LUMP-SUM BENEFITS provision is replaced with the following:

         1. AVAILABILITY OF LUMP-SUM BENEFITS. On or before the Annuity Starting Date you may choose to withdraw, as a Lump-sum Benefit, all or part of a specified Account's Accumulation Units. Your Employer's Retirement Plan may limit your right to a Lump-sum Benefit. Any choice of Lump-sum Benefit must be made by written notice to CREF.

                           If you are married and your  Accumulation  is subject
                  to ERISA, your right to receive a Lump-sum Benefit is subject to the rights of your spouse as described in your certificate.

                           Federal tax law may restrict distributions before age
                  59 1/2, as described in the Restrictions of Distributions of Accumulation Arising from Elective Deferrals provision below.

         2. PAYMENT OF THE LUMP-SUM BENEFIT. If you choose the Lump-sum Benefit, the minimum amount you may withdraw as a Lump-sum Benefit from a CREF Account is $1,000, or, if less, the value of all Accumulation Units in an Account. All values will be determined as of the end of the Business Day in which CREF has received, in a form acceptable to CREF:

                  A)       your request for a Lump-sum Benefit;
                  B)       verification  of  your  eligibility  for  a  Lump-sum
                           Benefit; and
                  C) if your Accumulation is subject to the ERISA requirements described in your certificate, a Waiver of Spouse's Rights and consent to that waiver by your spouse, or proof that you are not married.

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ENDORSEMENT TO YOUR CREF GROUP
RETIREMENT UNIT-ANNUITY CERTIFICATE
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                           You may  choose  to defer the  effective  date of the
                  Lump-sum Benefit until the last day of any month following the date on which we receive the above requirements, and all values will be determined as of the end of such effective date.
                           The request for a Lump-sum  Benefit cannot be revoked
                  after the effective date of such Lump-sum Benefit.
                           If  all  of  your   Accumulation   Units  under  this
                  certificate   are  withdrawn  as  a  Lump-sum   Benefit,   all
                  obligations  of  CREF  to  you  under  this   certificate  are
                  fulfilled.


The portion of the TRANSFER provision relating to frequency of transfers is modified to read as follows:

         CREF may limit Transfers from each Account to not more than one in each calendar quarter.


The following GENERAL PROVISION is added:

         RESTRICTIONS ON DISTRIBUTION OF ACCUMULATION ARISING FROM ELECTIVE DEFERRALS. This certificate may be used as part of a tax-deferred annuity plan as specified under IRC Section 403(b). IRC Section 403(b) prohibits the distribution, in accordance with the provisions of the contract, to you of the portion, if any, of your Accumulation equal to:
                  A) amounts attributable to funds transferred to this certificate from a custodial account established under IRC Section 403(b)(7); plus
                  B)       amounts  attributable  to  premiums  paid  to an  IRC
                           Section 403(b)(1) annuity contract as elective deferrals under a salary reduction agreement (within the meaning of IRC Section 403(b)(11)); less
                  C) the value, if any, of the amounts described in (B) determined as of December 31, 1988;

         until you:

                  (1)      reach age 59 1/2;
                  (2) separate from service of the employer under whose plan the aforementioned portion is attributable;
                  (3)      die;
                  (4) become disabled within the meaning of IRC Section 72(m)(7); or
                   (5) encounter financial "hardship" within the meaning of IRC Section 403(b).

         In the case of hardship, IRC Section 403(b) requires that any earnings credited after December 31, 1988 and, in addition any contributions paid after December 31, 1988 to



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ENDORSEMENT TO YOUR CREF GROUP
RETIREMENT UNIT-ANNUITY CERTIFICATE
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          a custodial  account  established under IRC Section 403(b)(7) that are not elective deferrals under a salary reduction agreement, will not be available for distribution.

                  Any request for an early withdrawal due to disability or hardship must be submitted with evidence of the disability or hardship on forms satisfactory to CREF and not inconsistent with applicable law. An individual shall be considered to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.


                                                  CHAIRMAN AND
                                             CHIEF EXECUTIVE OFFICER


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                        COLLEGE RETIREMENT EQUITIES FUND
                                     (CREF)
                   730 Third Avenue, New York, New York 10017

   ENDORSEMENT TO CREF ROLLOVER INDIVIDUAL RETIREMENT UNIT-ANNUITY CERTIFICATE

                          Effective date: July 1, 1992

This endorsement adds the following to the corresponding provisions of your certificate and/or adds the following provisions to your certificate. This endorsement is to be read in conjunction with your certificate.

                          CREF GLOBAL EQUITIES ACCOUNT

         As of the effective date, CREF maintains, in addition to its other investment Accounts, the Global Equities Account.

         The CREF GLOBAL EQUITIES ACCOUNT maintains a broadly diversified investment portfolio consisting primarily of foreign and domestic common stocks. This Account maintains separate Accumulation Unit and Annuity Unit values. All CREF Annuity Income Options and Methods of Payment of the Death Benefit are available from the Global Equities Account. CREF may delete the Global Equities Account or stop providing Unit-Annuities in the Global Equities Account.

                                                      CHAIRMAN AND
                                                 CHIEF EXECUTIVE OFFICER